Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Kimberly Brown, Director, Investor Relations
(617) 796-8237
www.snhreit.com

Senior Housing Properties Trust Announces 2014 Second Quarter Results

Normalized FFO of $0.43 Per Share

Same Property NOI Growth Across all Property Segments

Newton, MA (August 4, 2014):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and six months ended June 30, 2014.

SNH President and Chief Operating Officer David Hegarty made the following statement:

“SNH’s second quarter results improved as we reported same property NOI growth across all property types,  we completed the $1.1 billion acquisition of the Vertex Pharmaceuticals headquarters located in the Seaport District of Boston, and we successfully completed a disciplined capital raising program to finance that acquisition so as to produce accretive results for shareholders. In addition, SNH remains active in selectively pursuing acquisitions and dispositions to further strengthen its senior housing and medical office portfolios.”

Results for the quarter ended June 30, 2014:

Normalized funds from operations, or Normalized FFO, for the quarter ended June 30, 2014 were $86.6 million, or $0.43 per share. This compares to Normalized FFO for the quarter ended June 30, 2013 of $79.1 million, or $0.42 per share.

Net income was $37.7 million, or $0.19 per share, for the quarter ended June 30, 2014, compared to net income of $5.6 million, or $0.03 per share, for the quarter ended June 30, 2013.  During the three months ended June 30, 2014, SNH recognized: (1) a gain on sale of properties of $2.4 million, or $0.01 per share, related to the sale of two senior living communities previously classified as held for sale; and (2) impairment of assets adjustments of $387,000, or less than $0.01 per share, to add back previously recorded impairments to the carrying value of two properties (two buildings) leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, included in discontinued operations to their actual net sales prices realized during the second quarter. During the three months ended June 30, 2013, SNH recognized:  (1) impairment of assets charges of $4.4 million, or $0.02 per share, to reduce the carrying value of four senior living communities to their aggregate estimated net sale price; (2) a loss of $105,000, or less than $0.01 per share, related to the early extinguishment of four mortgage debts; and (3) impairment of assets charges of $27.9 million, or $0.15 per share, to reduce the carrying value of four MOBs (seven buildings) included in discontinued operations to their aggregate estimated net sale price.

The weighted average number of common shares outstanding were 199.8 million and 188.1 million for the quarters ended June 30, 2014 and 2013, respectively.

A reconciliation of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended June 30, 2014 and 2013 appears later in this press release.

Results for the six months ended June 30, 2014:

Normalized FFO for the six months ended June 30, 2014 were $166.7 million, or $0.86 per share. This compares to Normalized FFO for the six months ended June 30, 2013 of $158.1 million, or $0.85 per share.

Net income was $76.2 million, or $0.39 per share, for the six months ended June 30, 2014, compared to net income of $40.8 million, or $0.22 per share, for the six months ended June 30, 2013.  During the six months ended June 30, 2014, SNH recognized: (1) a gain on sale of properties of $2.6 million, or $0.01 per share, related to the sale of three senior living communities previously classified as held for sale; and (2) impairment of assets charges of $334,000, or less than $0.01 per share, to adjust the carrying value of one MOB (four buildings) included in discontinued operations to their aggregate estimated net sale price, which charge was partially offset by the add back of previously recorded impairments to the carrying value of two MOBs (two buildings) to their net sales prices. During the six months ended June 30, 2013, SNH recognized:  (1) impairment of assets charges of $5.7 million, or $0.03 per share, to reduce the carrying value of four senior living communities and one parcel of land included in continuing operations to their aggregate estimated net sale price; (2) a loss of $105,000, or less than $0.01 per share, related to the early extinguishment of four mortgage debts; and (3) impairment of assets charges of $27.9 million, or $0.15 per share, to reduce the carrying value of four MOBs (seven buildings) included in discontinued operations to their aggregate estimated net sale price.

The weighted average number of common shares outstanding were 194.0 million and 186.4 million for the six months ended June 30, 2014 and 2013, respectively.

A reconciliation of net income determined in accordance with GAAP to FFO and Normalized FFO for the six months ended June 30, 2014 and 2013 appears later in this press release.

Operating Results:

For the three months ended June 30, 2014, 43.5% of SNH’s consolidated net operating income, or NOI, came from 218 triple net leased senior living communities with 24,383 living units.  Occupancy at triple net leased senior living communities was 85.2% during the most recent reported period, compared to 85.6% during the comparable period last year. (1)  Same property occupancy for triple net leased senior living communities owned continuously from April 1, 2013 decreased 0.6 percentage points to 85.2% during the most recent reported period, from 85.8% during the comparable period last year.(1)  Same property NOI increased 2.2% during the quarter ended June 30, 2014.

For the three months ended June 30, 2014, 14.5% of SNH’s NOI came from 44 managed senior living communities with 7,051 living units.  Occupancy at managed senior living communities was 88.5% during the quarter ended June 30, 2014, compared to 87.4% during the comparable period last year.  Same property occupancy for managed senior living communities owned continuously since April 1, 2013 increased 0.9 percentage points to 88.3% during the quarter ended June 30, 2014, from 87.4% during the comparable period last year.  Same property NOI increased 6.4% during the quarter ended June 30, 2014.

For the three months ended June 30, 2014, 38.5% of SNH’s NOI came from 98 MOBs with 9.1 million square feet.  As of June 30, 2014, 95.6% of MOB square feet was leased, compared to 95.0% as of March 31, 2014 and 94.1% as of June 30, 2013.  Same property occupancy for MOBs owned continuously since April 1, 2013 increased 0.7 percentage points to 94.8% as of June 30, 2014, from 94.1% as of June 30, 2013.  Same property cash basis NOI increased 1.3% during the quarter ended June 30, 2014.

A reconciliation of NOI and cash basis NOI to net income, determined in accordance with GAAP, for the quarters ended June 30, 2014 and 2013 appears later in this press release.

Recent Investment and Sales Activities:

Since April 1, 2014, SNH has acquired two properties. In April 2014, SNH acquired one MOB (one building) with 125,240 square feet for approximately $32.7 million, including the assumption of $15.6 million of mortgage debt, excluding closing costs. This property is known as the Texas Center for Athletes and it is located in the South Texas Medical Center area of San Antonio, TX. In May 2014, SNH acquired one property (two buildings) with approximately 1,651,037 gross building square feet for approximately $1.125 billion, excluding closing costs. This recently built property is certified by the U.S. Green Building Council as a LEED® Gold property and it is located on the waterfront in Boston’s Seaport District, Boston’s fastest growing submarket. The property is 96% leased to Vertex Pharmaceuticals Incorporated, or Vertex, for an initial term ending in 2028.

(1) Most recent reported data is based upon the operating results provided by our tenants for the 12 months ended March 31, 2014 and 2013 or the most recent prior period for which tenant operating results are available.

In July 2014, SNH entered into an agreement to acquire one senior living community with 52 private pay assisted living units located in Jackson, WI, for approximately $7.0 million, excluding closing costs.  SNH intends to acquire this community using a taxable REIT subsidiary structure and it expects to enter into a long term management agreement with Five Star Quality Care, Inc. to manage this community.

In April 2014, SNH sold one MOB (one building) with 210,879 square feet located in New Hampshire for $5.0 million, excluding closing costs, and in June 2014, SNH sold another MOB (one building) with 235,079 square feet located in Pennsylvania for $6.0 million, excluding closing costs and recorded no gain or loss on these sales.

In June 2014, SNH sold two skilled nursing facilities with 156 units located in Wisconsin for $4.5 million, excluding closing costs. As a result, SNH recorded a gain on sale of $2.4 million.

SNH is also currently marketing for sale seven senior living communities with 552 living units and two MOBs (five buildings) with an aggregate of 385,541 square feet. The majority of the combined revenues generated from the seven senior living communities listed for sale comes from government funded programs, such as Medicare and Medicaid. The results of operations from the two MOBs (five buildings) listed for sale and the two MOBs (two buildings) sold during the second quarter are included in discontinued operations in SNH’s financial statements.

Recent Financing Activities:

In April 2014, SNH issued 15,525,000 common shares in a public offering, raising gross proceeds of approximately $337.7 million, before underwriting discounts and expenses.  SNH used the net proceeds of this offering (approximately $323.3 million after underwriting discounts but before expenses) to repay borrowings outstanding under its unsecured revolving credit facility, with the remainder used for general business purposes, including the partial funding of the acquisition of the property leased to Vertex described above.

In April 2014, SNH sold $400 million of 3.25% senior unsecured notes due 2019 and $250 million of 4.75% senior unsecured notes due 2024, raising net proceeds of approximately $644.9 million after underwriting discounts but before expenses.  SNH used the net proceeds of this offering for general business purposes, including partially funding the acquisition of the property leased to Vertex described above.

In May 2014, SNH entered into a term loan agreement with Wells Fargo Bank, National Association and a syndicate of other lenders, pursuant to which SNH obtained a $350.0 million unsecured term loan. This term loan matures on January 15, 2020, and is prepayable without penalty at any time.  In addition, the term loan includes a feature under which maximum borrowings may be increased to up to $700.0 million in certain circumstances. The term loan bears interest at a rate of LIBOR plus a premium of

140 basis points that is subject to adjustment based upon changes to SNH’s senior unsecured debt ratings.  SNH used the net proceeds of its term loan to repay amounts outstanding under its revolving credit facility, to repay existing mortgage notes and for general business purposes.

In June 2014, SNH repaid mortgage notes at maturity that encumbered two of its properties that had an aggregate principal balance of $35.3 million and a weighted average interest rate of 5.8%.

Conference Call:

On Monday, August 4, 2014, at 1:00 p.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Chief Financial Officer, will host a conference call to discuss the financial results for the quarter and six months ended June 30, 2014.  The conference call telephone number is (800) 230-1085.  Participants calling from outside the United States and Canada should dial (612) 288-0329.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time, Monday, August 11, 2014. To hear the replay, dial (320) 365-3844. The replay pass code is: 332523.

A live audio web cast of the conference call will also be available in listen only mode on the SNH website at www.snhreit.com. Participants wanting to access the webcast should visit the website about five minutes before the call. The archived webcast will be available for replay on the SNH website for about one week after the call.

The transcription, recording and retransmission in any way of SNH’s second quarter conference call are strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s Second Quarter 2014 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, that owned 372 properties (399 buildings) located in 39 states and Washington, D.C. as of June 30, 2014. SNH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT SNH HAS ENTERED INTO AN AGREEMENT TO ACQUIRE ONE SENIOR LIVING COMMUNITY.  THIS TRANSACTION IS SUBJECT TO CLOSING CONDITIONS. THESE CONDITIONS MAY NOT BE MET.  AS A RESULT, THIS TRANSACTION MAY NOT OCCUR OR MAY BE DELAYED OR ITS TERMS MAY CHANGE;

•                  THIS PRESS RELEASE STATES THAT SNH HAS SEVEN SENIOR LIVING COMMUNITIES AND TWO MOBS CURRENTLY LISTED FOR SALE.  SNH MAY NOT BE ABLE TO SELL THESE PROPERTIES ON TERMS ACCEPTABLE TO IT OR OTHERWISE, AND THE SALES OF ANY OR ALL OF THESE PROPERTIES MAY NOT OCCUR;

•                  INCREASING THE MAXIMUM BORROWINGS UNDER SNH’S TERM LOAN IS SUBJECT TO SNH OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR; AND

•                  THIS PRESS RELEASE STATES THAT SNH EXPECTS TO ENTER INTO A LONG TERM MANAGEMENT AGREEMENT WITH FIVE STAR TO MANAGE A SENIOR LIVING COMMUNITY SNH HAS AGREED TO ACQUIRE. HOWEVER, THERE CAN BE NO ASSURANCE THAT SNH WILL ACQUIRE THIS COMMUNITY OR THAT SNH AND FIVE STAR WILL ENTER INTO ANY ADDITIONAL MANAGEMENT AGREEMENTS.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN ITS PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON SNH’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Rental income	$127,669	$112,297	$239,724	$224,150
Residents fees and services	79,039	74,631	158,481	149,687
Total revenues	206,708	186,928	398,205	373,837

Expenses:
Property operating expenses	79,786	74,484	157,590	148,163
Depreciation	46,703	38,296	85,058	75,999
General and administrative	9,577	8,168	17,866	16,816
Acquisition related costs	2,512	292	2,635	2,187
Impairment of assets	—	4,371	—	5,675
Total expenses	138,578	125,611	263,149	248,840

Operating income	68,130	61,317	135,056	124,997

Interest and other income	154	397	258	570
Interest expense	(34,112)	(29,567)	(63,012)	(59,131)
Loss on early extinguishment of debt	—	(105)	—	(105)
Income from continuing operations before income tax expense and equity in earnings of an investee	34,172	32,042	72,302	66,331
Income tax expense	(155)	(140)	(346)	(280)
Equity in earnings of an investee	118	79	21	155
Income from continuing operations	34,135	31,981	71,977	66,206
Discontinued operations:
Income from discontinued operations	741	1,513	2,041	2,523
Impairment of assets from discontinued operations	387	(27,896)	(334)	(27,896)
Income before gain on sale of properties	35,263	5,598	73,684	40,833
Gain on sale of properties	2,396	—	2,552	—
Net income	$37,659	$5,598	$76,236	$40,833

Weighted average shares outstanding	199,810	188,081	194,025	186,350

Income from continuing operations per share	0.18	0.17	0.38	0.36
Income (loss) from discontinued operations per share	0.01	(0.14)	0.01	(0.14)
Net income per share	$0.19	$0.03	$0.39	$0.22

SENIOR HOUSING PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO (1):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net income	$37,659	$5,598	$76,236	$40,833
Depreciation expense from continuing operations	46,703	38,296	85,058	75,999
Depreciation expense from discontinued operations	—	199	—	799
Gain on sale of properties	(2,396)	—	(2,552)	—
Impairment of assets	—	4,371	—	5,675
Impairment of assets from discontinued operations	(387)	27,896	334	27,896
FFO	81,579	76,360	159,076	151,202
Estimated business management incentive fees (2)	—	—	—	75
Acquisition related costs from continuing operations	2,512	292	2,635	2,187
Loss on early extinguishment of debt	—	105	—	105
Percentage rent adjustment (3)	2,500	2,300	5,000	4,500
Normalized FFO	$86,591	$79,057	$166,711	$158,069

Weighted average shares outstanding	199,810	188,081	194,025	186,350

FFO per share	$0.41	$0.41	$0.82	$0.81
Normalized FFO per share	$0.43	$0.42	$0.86	$0.85
Net income per share	$0.19	$0.03	$0.39	$0.22
Distributions declared per share	$0.39	$0.39	$0.78	$0.78

(1)               SNH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to SNH.  SNH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SNH’s includes estimated percentage rent in the period to which it estimates that it relates rather than when it is recognized as income in accordance with GAAP and excludes acquisition related costs, gain or loss on early extinguishment of debt, gain or loss on lease terminations, estimated business management incentive fees and loss on impairment of intangible assets, if any.  SNH considers FFO and Normalized FFO to be appropriate measures of operating performance for a real estate investment trust, or REIT, along with net income, operating income and cash flow from operating activities.  SNH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain its status as a REIT, limitations in its revolving credit facility agreement, term loan agreement and public debt covenants, the availability of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance and SNH’s expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SNH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SNH’s needs.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SNH’s Consolidated Statements of Income and Comprehensive Income and Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SNH does.

(2)               Amounts represent estimated incentive fees under SNH’s business management agreement payable in common shares after the end of each calendar year calculated: (i) prior to 2014 based upon increases in annual Normalized FFO per share and (ii) beginning in 2014 based on common share total return.  In calculating net income in accordance with GAAP, SNH recognizes an estimated business management incentive fee expense, if any, each quarter.  Although SNH recognizes this expense each quarter for purposes of calculating net income, SNH does not include these amounts in the calculation of Normalized FFO until the fourth quarter, which is when the actual expense amount for the year is determined. Adjustments were made to prior period amounts to conform to the current period Normalized FFO calculation.

(3)               In calculating net income in accordance with GAAP, SNH recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned.  Although SNH defers recognition of this revenue until the fourth quarter for purposes of calculating net income, it includes these estimated amounts in its calculation of Normalized FFO for each quarter of the year.  The fourth quarter Normalized FFO calculation excludes the amounts included during the first three quarters.

SENIOR HOUSING PROPERTIES TRUST

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI

(amounts in thousands)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	6/30/2014	6/30/2013	6/30/2014	6/30/2013
Calculation of NOI (1):
Revenues:
Rental income	$127,669	$112,297	$239,724	$224,150
Residents fees and services	79,039	74,631	158,481	149,687
Total revenues	206,708	186,928	398,205	373,837
Property operating expenses	79,786	74,484	157,590	148,163
Property net operating income (NOI):	126,922	112,444	240,615	225,674
Non cash straight line rent adjustments	(2,351)	(1,939)	(3,929)	(3,846)
Lease value amortization	(569)	916	153	1,834
Lease termination fees	—	(4)	—	(4)
Cash Basis NOI	$124,002	$111,417	$236,839	$223,658

Reconciliation of Cash Basis NOI to Net Income:
Cash Basis NOI	$124,002	$111,417	$236,839	$223,658
Non cash straight line rent adjustments	2,351	1,939	3,929	3,846
Lease value amortization	569	(916)	(153)	(1,834)
Lease termination fees	—	4	—	4
Property NOI	$126,922	$112,444	$240,615	$225,674
Depreciation expense	(46,703)	(38,296)	(85,058)	(75,999)
General and administrative expense	(9,577)	(8,168)	(17,866)	(16,816)
Acquisition related costs	(2,512)	(292)	(2,635)	(2,187)
Impairment of assets	—	(4,371)	—	(5,675)
Operating income	68,130	61,317	135,056	124,997

Interest and other income	154	397	258	570
Interest expense	(34,112)	(29,567)	(63,012)	(59,131)
Loss on early extinguishment of debt	—	(105)	—	(105)
Income before income tax expense and equity in earnings of an investee	34,172	32,042	72,302	66,331
Income tax expense	(155)	(140)	(346)	(280)
Equity in earnings of an investee	118	79	21	155
Income from continuing operations	34,135	31,981	71,977	66,206
Discontinued operations
Income from discontinued operations	741	1,513	2,041	2,523
Impairment of assets from discontinued operations	387	(27,896)	(334)	(27,896)
Income before gain on sale of properties	35,263	5,598	73,684	40,833
Gain on sale of properties	2,396	—	2,552	—
Net income	$37,659	$5,598	$76,236	$40,833

(1)         SNH calculates NOI as shown above excluding properties classified as discontinued operations.  SNH defines NOI as income from its real estate less its property operating expenses.  NOI excludes amortization of capitalized tenant improvement costs and leasing commissions.  SNH defines Cash Basis NOI as NOI less non cash straight line rent adjustments, lease value amortization and lease termination fees, if any. SNH considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of our properties.  SNH uses NOI and Cash Basis NOI internally to evaluate individual and company wide property level performance, and it believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because these measures reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of its operating performance between periods and with other REITs.  The calculation of NOI and Cash Basis NOI excludes certain components of net income in order to provide results that are more closely related to its properties’ results of operations.  NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, operating income or cash flow from operating activities determined in accordance with GAAP, or as indicators of SNH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of its needs.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in our Consolidated Statements of Income and Comprehensive Income and Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than SNH does.

SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

(unaudited)

Balance Sheet:

	June 30,	December 31,
	2014	2013
ASSETS
Real estate properties	$6,167,692	$5,263,625
Less accumulated depreciation	(909,021)	(840,760)
	5,258,671	4,422,865
Cash and cash equivalents	79,392	39,233
Restricted cash	10,960	12,514
Deferred financing fees, net	33,500	27,975
Acquired real estate leases and other intangible assets, net	495,782	103,494
Other assets	138,550	158,585
Total assets	$6,016,855	$4,764,666

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$—	$100,000
Unsecured term loan	350,000	—
Senior unsecured notes, net of discount	1,742,893	1,093,337
Secured debt and capital leases	672,761	699,427
Accrued interest	20,401	15,839
Assumed real estate lease obligations, net	128,207	12,528
Other liabilities	73,012	66,546
Total liabilities	2,987,274	1,987,677

Total shareholders’ equity	3,029,581	2,776,989
Total liabilities and shareholders’ equity	$6,016,855	$4,764,666

(END)